SUBSIDIARIES

Set forth below is a list of all active subsidiaries of the Registrant and the state or other jurisdiction of incorporation or organization of each. Each subsidiary listed below is doing business under its corporate name.

Subsidiary	Jurisdiction
Nature's Sunshine Products of Canada, Ltd.	Canada
Nature's Sunshine Products de Mexico, S.A. de C.V.	Mexico
Nature's Sunshine Products de Colombia, S.A.	Colombia
Nature's Sunshine Produtos Naturais Ltda.	Brazil
Nature’s Sunshine Marketing Ltda.	Brazil
Nature's Sunshine Products de Venezuela, C.A.	Venezuela
NSP de Centroamérica, S.A	Costa Rica
Nature’s Sunshine Products de Panamá, S.A.	Panama
NSP de Guatemala, S.A.	Guatemala
Nature’s Sunshine Products de El Salvador, S.A. de C.V.	El Salvador
Nature’s Sunshine Products del Ecuador, S.A.	Ecuador
Nature’s Sunshine Products de Honduras, S.A. de C.V.	Honduras
Nature’s Sunshine Products de Nicaragua, S.A.	Nicaragua
Nature's Sunshine Products (Israel) Ltd.	Israel
Nature’s Sunshine Products of Russia, Inc.	Utah
Nature’s Sunshine Products Poland sp. z.o.o.	Poland
Nature’s Sunshine Products Dominicana, S. R.L.	Dominican Republic
Nature’s Sunshine Products International Distribution B.V.	Netherlands
NSP International Holdings C.V.	Netherlands
Quality Nutrition International, Inc.	Utah
Synergy Taiwan, Inc.	Utah
Synergy Worldwide Inc.	Utah
Synergy Worldwide Marketing (Thailand) Ltd.	Thailand
Synergy Worldwide Australia PTY Ltd.	Australia
Synergy Worldwide Canada B.V.	Netherlands
Synergy Worldwide Distribution Canada, ULC	Canada
Synergy Worldwide Italy S.R.L.	Italy
Synergy Worldwide Korea Ltd.	Korea
Synergy Worldwide Japan G.K.	Japan
Synergy Worldwide (S) PTE Ltd.	Singapore
Synergy Worldwide Nutrition Israel Ltd.	Israel
Synergy Worldwide (HK) Ltd.	Hong Kong
PT Nature’s Sunshine Products Indonesia	Indonesia
NATR Distribution (M) SDN. BHD.	Malaysia
Synergy WorldWide Europe B.V.	Netherlands
Synergy Worldwide Europe Management Services B.V.	Netherlands
Synergy WorldWide New Zealand B.V.	Netherlands
Synergy Worldwide New Zealand	New Zealand
Synergy WorldWide Philippines Distribution, Inc.	Philippines
Synergy Vietnam Co., Ltd.	Vietnam
Synergy WorldWide Marketing (M) SDN BHD.	Malaysia
Nature’s Sunshine (Far East) Limited	Hong Kong
Shanghai Nature’s Sunshine Health Products Trading Co. Ltd.	China

Nature’s Sunshine Hong Kong Limited	Hong Kong
Synergy WorldWide Nutrition Products (Hong Kong)	Hong Kong
Synergy WorldWide, Inc. (Philippines)	Philippines
PT Synergy WorldWide Indonesia	Indonesia
Synergy Worldwide Europe Management Services Spain S.L.U.	Spain
Synergy Worldwide Switzerland GmbH	Switzerland